Exhibit 10.22
ASSIGNMENT AND AMENDMENT OF LEASE
     THIS ASSIGNMENT AND AMENDMENT OF LEASE (this “Agreement”) is dated for reference purposes the 1st day of August, 2002, by and among CITY CENTRE ASSOCIATES, a Delaware general partnership (“Landlord”), NAVIGANT CONSULTING, INC., a Delaware Corporation (“Tenant”), and OMEROS CORPORATION, a Washington corporation formerly named Omeros Medical Systems, Inc., (“Omeros”).
RECITALS
     A. Landlord’s predecessor in interest, Bentall City Centre L.L.C., and Tenant’s predecessor in interest, Scope International, Inc., entered into that certain U.S. Bank Centre Office Lease Agreement dated as of September 28, 1998 (the “Lease”) for the lease of certain premises (the “Premises”) consisting of 3,874 rentable square feet located in the U.S. Bank Centre, 1420 Fifth Avenue, Seattle, Washington, and commonly know as Suite 2675. Omeros is currently a subtenant of Tenant in the Premises under a sublease dated December 22, 2000 (“Sublease”).
     B. Contemporaneously with the execution of this Agreement, Omeros is also subleasing space located adjacent to the Premises from Gores & Blais, P.S. (“Gores & Blais”) consisting of 8,927 rentable square feet (the “Gores & Blais Space”). The lease term of Omeros’ sublease with Gores & Blais expires on August 30, 2006. However, the lease term of the Lease expires on November 30, 2003 (“Initial Term”). Therefore, subject to the terms and conditions of this Agreement, the parties hereto have agreed to assign the Lease to Omeros effective on December 1, 2003, and amend the Lease to, among other things, extend the Lease term through August 30, 2006.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning as they are given in the Lease.
     2. Assignment and Assumption of Lease.
          2.1 Assignment; Return of Security Deposit. Effective as of November 30, 2003 (the “Effective Date”), and subject to the terms and conditions of this Agreement, Tenant hereby assigns, transfers, sets over, conveys and delivers unto Omeros, its successors and assigns, all of Tenant’s right, title and interest in and to the Lease, including, without limitation, Tenant’s interest, if any, in improvements to or in the Premises. Subject to Landlord’s right to retain the Security Deposit in accordance with the terms of the Lease in the event of a default, Landlord shall return Tenant’s $11,544.52 Security Deposit to Tenant on October 1, 2002 and Omeros shall not be obligated to place a new Security Deposit with Landlord. Subject to Tenant’s right to retain the Sublease security deposit in accordance with the terms of the Sublease in the event of a default, Tenant shall return Omeros’ $23,089.04 Sublease security deposit to Omeros within thirty (30) days following the expiration of the Initial Term of the Lease (November 30, 2003).

          2.2 Assumption; Acceptance of Premises. Subject to the terms and conditions of this Agreement. Omeros hereby accepts the assignment of the Lease on the Effective Date and assumes and agrees to perform all obligations and duties of the Tenant under the Lease to the extent such obligations and duties accrue on and after the Effective Date. Tenant will deliver the Premises and Omeros will accept the Premises in its present “‘as is” condition on the Effective Date. Landlord shall not require Omeros to remove any of the improvements to the premises made by Tenant or Omeros as of the Effective date.
          2.3 Landlord’s Consent; Release of Tenant. Landlord hereby consents to the assignment of the Lease by Tenant to Omeros. Tenant shall be released from all obligations and duties under the Lease to the extent they accrue on and after the Effective Date. Landlord hereby waives any claim it may have to a handling charge for the assignment of the Lease.
          2.4 Indemnification. Tenant shall indemnify, defend and hold Omeros harmless from and against any and all claims or liabilities (including reasonable attorney’s fees) with respect to the Lease and Tenant’s use and occupancy of the Premises which relate to a time period prior to the Effective Date, excluding any such claim or liability to the extent such claim or liability arises from the negligence or willful misconduct of Omeros. Omeros shall indemnify, defend and hold Tenant harmless from and against any and all claims or liabilities (including reasonable attorney’s fees) with respect to the Lease and Omeros’ use and occupancy of the Premises which relate to a time period on or after the Effective Date, excluding any such claim or liability to the extent such claim or liability arises from the negligence or willful misconduct of Tenant.
     3. Lease Amendments. With respect to the time period commencing on the Effective Date and continuing through the expiration of the Lease term (as extended herein), Landlord and Omeros agree that the Lease is amended as follows:
          3.1 Extension of Term. The Lease term is hereby extended from the Initial Term to continue for the period of December 1, 2003, through August 30, 2006 (the “Extended Term”). Except as expressly set forth in this Agreement, all terms and conditions of the Lease shall apply to the Extended Term.
          3.2 Extended Term Basic Rent. The Basic Rent for the Extended Term shall be as follows:

Months	Monthly Installment	Rent Per Rentable Sq. Ft.

12/1/03 — 8/30/06	$11,944.83	$37.00
          3.3 Extended Term Operating Expenses. With respect to the Extended Term, the “Base Year” for the purpose of determining Tenant’s Proportionate Share of Operating Expenses shall be the calendar year 2003 and Omeros shall commence paying Tenant’s Proportionate Share of increases in Operating Expenses effective January 1, 2004.
          3.4 Right of First Refusal. Provided that Omeros has not been in default under the terms and conditions of this Lease, Omeros shall have, during the Initial Term, the Extended Term or the Renewal Term (as defined in section 3.5 below, if renewal is exercised), a continuous right of first refusal (the “Right of First Refusal’”) to lease any or all of the space located on the 26th floor of the Building (the “Right of First Refusal Space”). Omeros’ right to lease the Right of First Refusal Space is subject and subordinate to all leases and options on the Right of First Refusal Space in existence as of the date of this Agreement, all of which leases and options are identified on Exhibit 1 attached hereto, and, notwithstanding anything contained herein to the contrary, shall terminate nine (9) months prior to the end of the Extended Term if Omeros has not exercised its Option to Renew under Section 3.5 below. If at any time during the Initial Term, the Extended Term or the Renewal Term (if renewal is exercised), Landlord shall receive a bona fide offer from any third-person to lease any portion of the Right of First Refusal Space, which offer Landlord shall desire to accept, then Landlord shall promptly provide Omeros with written notice thereof specifying the portion of the Right of First Refusal Space covered by such offer. Omeros may, within three (3) business days thereafter, elect to lease such portion of the Right of First Refusal Space, on the terms set forth below, by giving Landlord written notice thereof within such three (3) business day period. If Omeros elects to lease such portion of the Right of First Refusal Space in accordance with the provisions of this Section, Omeros’ lease of such portion of the Right of First Refusal Space shall be on the same terms and conditions as those set forth in this the Lease as amended by this Agreement with respect to the initial Premises, except that (a) commissions shall be based on the per square foot amount paid by Landlord with respect to this Agreement and shall be prorated based on the number of months left in the initial Term using a straight line amortization schedule, and (b) Basic Rent for the portion of the Right of First Refusal Space leased by Omeros shall be at the rate then in effect for the Premises including any periodic adjustments provided for under the Lease. In the event Omeros exercises its Right of First Refusal, the applicable portion of the Right of First Refusal Space shall (a) if during the Initial Term of the Lease, be directly leased to Omeros on terms consistent with those set forth in the Lease as amended by this Agreement, or (b) if during the Extended Term or the Renewal Term (if renewal is exercised), become part of the “Premises” under the Lease, and in either case shall be leased for a term running concurrently with the Extended Term or, if renewal is exercised, the Renewal Term, and Rent with respect to the such space shall commence to be due and payable, on the date Landlord delivers such space to Omeros free of other tenants and occupants (the “Right of First Refusal Commencement Date”). Failure of Omeros to exercise its Right of First Refusal with respect to any portion of the Right of First Refusal Space within the prescribed time shall waive Omeros’ right as to that portion of the Right of First Refusal Space with respect to such offer and Landlord shall have the right to lease such portion to the third-party making the offer. If Omeros duly and timely exercises its Right of First Refusal with respect to any portion of the Right of First Refusal Space, Landlord and Omeros shall, within ten (10) business days after Omeros exercises its Right of First Refusal, enter into a direct lease (if during the Initial Term), or an amendment to this Lease (if during the Extended Term or the Renewal Term) incorporating the portion of the Right of First Refusal Space leased by Omeros upon the terms set forth above.
          3.5 Option to Renew and Expand. At the end of the Extended Term, Omeros shall have one (1) option to expand the Premises and extend the Extended Term for a period of five (5) years (the “Renewal Term”). Such option shall be exercised in the manner set forth below.
               (i) The Renewal Term shall be on the same terms and conditions as the Lease except that (a) the “Premises” for the Renewal Term shall be expanded to include both the existing Premises and the Gores & Blais Space, (b) Basic Rent for the Renewal Term shall be as set forth herein, and (c) no additional options to renew shall apply following the expiration of the

Renewal Term. Written notice (“Omeros’ Election”) of Omeros’ exercise of its option to renew (“Option to Renew”) the Term of this Lease for the Renewal Term must be given to Landlord no less than nine (9) months but not more than twelve (12) months prior to the date the Extended Term of the Lease would otherwise expire. Omeros’ Election shall be binding upon Omeros and shall set forth the name of the Landlord and Omeros, the Lease date, and the Renewal Term dates.
               (ii) Omeros shall not have the right to exercise the Option to Renew during the time that Omeros is in default under any provisions of this Lease.
               (iii) In the event Omeros validly exercises the Option to Renew the term of this Lease as herein provided, Basic Rent shall be adjusted as of the commencement date of the Renewal Term as follows:
                    a) Commencing within ten (10) days after Landlord’s receipt of Omeros’ Election, Landlord and Omeros shall attempt to agree upon Basic Rent for the Premises for the applicable Renewal Term, such Basic Rent to equal the estimated “fair market rental value” (as defined below) of the Premises for the Renewal Term. If the parties are unable to agree upon the Basic Rent within thirty (30) days, then within thirty (30) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Basic Rent for the Renewal Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Basic Rent for the Renewal Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Basic Rent for the Renewal Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to mutually select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Basic Rent. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party or any predecessor in interest to either party.
                    b) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set Basic Rent for the Renewal Term. If a majority of the appraisers are unable to agree upon the Basic Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Basic Rent for the Premises during the Renewal Term. If, however, the low appraisal and/or the high appraisal is/are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Basic Rent for the Premises during the Renewal Term.

                    c) For purposes of determining the Basic Rent for the Renewal Term, including the determination of Basic Rent by the appraisers, the “fair market rental value” shall be based on the actual rental rates which ready and willing renewal tenants are paying or would pay, as of the Renewal Term commencement date, as annual basic rent for a primary renewal premises (as distinguished from the rent payable for a sublet premises or with respect to an assignment of an interest in an existing lease) to a ready and willing landlord of such primary renewal premises for space comparable to the Premises in the Building or, if there are no comparable deals in the Building, then for space in buildings comparable to the Building in the market in the area in which the Building is located. Rental rates quoted or used under sublease agreements shall be considered rates of special circumstances and shall be excluded from the definition of “fair market rental value”.
     4. Commissions. Landlord shall pay Omeros’ broker, Ed Curtis of Washington Partners, a commission in connection with this Agreement in the amount of $2.20 per rentable square feet of space in the Premises. The commission will be due one-half on execution of this Agreement and one half upon the Effective Date.
     5. Ratification. Except as expressly set forth herein, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified by Landlord, Tenant and Omeros.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
OMEROS:
OMEROS CORPORATION

By:	/s/ Gregory Demopulos

Its: Chairman & CEO
TENANT:
NAVIGANT CONSULTING, INC.

By:	/s/ Phil Steptoe

Its: VP & General Counsel
LANDLORD:
CITY CENTRE ASSOCIATES, a
Delaware general partnership

By:	BCC EQUITY L.L.C., a Washington limited liability company, Its Managing Joint Venturer

By:	BENTALL CAPITAL (U.S.), INC.,
a California corporation
Its Authorized Agent

By:	/s/ Gary J. Carpenter

Gary J. Carpenter
Executive Vice President

By:	/s/ Betsy Sutherland

Betsy Sutherland,
Vice President and Regional Manager

LANDLORD’S ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this 20th day of September, 2002, before me personally appeared Gary Carpenter, to me known to be the Executive Vice President of Bentall Capital (U.S.), Inc., the authorized agent of BCC Equity L.L.C., the managing joint venturer of CITY CENTRE ASSOCIATES, the general partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Ellen L. Martin
Notary Public in and for the State of Washington,
residing at Seattle My commission expires: 7-23-03 Ellen L. Martin [Type or Print Notary Name]

     (Use This Space for Notarial Seal Stamp)

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this 20th day of September, 2002, before me personally appeared Betsy Sutherland, to me known to be the Vice President and Regional Manager of Bentall Capital (U.S.), Inc., the authorized agent of BCC Equity L.L.C., the managing joint venturer of CITY CENTRE ASSOCIATES, the general partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Ellen L. Martin
Notary Public in and for the State of Washington,
residing at Seattle My commission expires: 7-23-03 Ellen L. Martin [Type or Print Notary Name]

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OMEROS ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this 6th day of September, 2002, before me personally appeared Gregory Demopulos, to me known to be the Chairman & CEO of OMEROS CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ David R. Toll
Notary Public in and for the State of Washington,
residing at 1420 5th Ave W, Seattle WA 98101 My commission expires: January 18, 2006 David R. Toll [Type or Print Notary Name]

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TENANT ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	ss.
COUNTY OF KING	)
     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this 3 day of September, 2002, before me personally appeared Phil Steptoe, to me known to be the VP & General of NAVIGANT CONSULTING, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Bonnie E. Fritz
Notary Public in and for the State of Illinois,
residing at 615 N. Wabash My commission expires: 10/11/2004 Bonnie E. Fritz [Type or Print Notary Name]

     (Use This Space for Notarial Seal Stamp)